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                                                                    Exhibit 10.3

George Napier Convertible Promissory Note

                                                           NON-NEGOTIABLE

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR STATE LAW OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                           CONVERTIBLE PROMISSORY NOTE

Principal Amount: $20,000.00                                Date: March 10, 2000
                                                            Salt Lake City, Utah

        FOR VALUE RECEIVED, SPORTSNUTS.COM INTERNATIONAL, INC., a Delaware corporation and SPORTSNUTS.COM, INC., a Delaware corporation (collectively, "Maker"), hereby promises to pay to the order of GEORGE NAPIER ("Holder"), in lawful money of the United States of America, the principal sum of Twenty Thousand Dollars ($20,000.00) (the "Principal Amount"), together with interest thereon as provided below.

        1. Payment Terms. The entire Principal Amount together with all accrued but unpaid interest shall be due and payable on the earlier of the following:
(i) the receipt by the Company of not less than $1,000,000 in investment proceeds; or (ii) May 1, 2000 (the "Maturity Date").

               Notwithstanding the foregoing, to the extent any payments are made on that certain $450,000 Convertible Promissory Note in favor of Gardner Management Profit Sharing Plan and Trust (the "Gardner Note"), then payments shall be made hereunder in pari passu with such Gardner Note. Any payments made on this Note will be applied first to any costs and expenses (including attorneys' fees as provided in paragraph 9) incurred by Holder in connection with the collection of amounts owing pursuant to this Note, then to accrued interest, and then to reduction of principal, or as otherwise determined at Holder's discretion. The loan proceeds represented by this Note shall be disbursed by the Holder, from time to time, pursuant to a schedule of disbursements or draws approved by the Holder.

        2. Interest. Interest will accrue on Principal Amount outstanding at the rate per annum of sixteen percent (16%).

        3. Grant of Security Interest. As security for the full and timely payment of the Principal Amount of and interest on this Note whether now existing or hereafter arising, Maker hereby grants to Holder a security interest under the Utah Uniform Commercial Code ("UCC") for all of Maker's equipment, furnishings, and fixed assets. Such security interest shall be set forth in





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a separate Security Agreement of even date herewith duly executed by Maker and
Holder, substantially in the form attached hereto as Exhibit "A."

        4. Right of Conversion.

                4.1 Election Right for Conversion Into Common Stock. This Note, together with all accrued interest (the "Repayment Amount"), shall at any time prior to the Maturity Date may be converted in its entirety upon the election of the Holder into fully paid and non- assessable shares of Common Stock of SportsNuts.com International, Inc. (the "Company") at a conversion price equal to the lesser of: (i) $0.25 per share, or (ii) the private placement offering price for the Company's Common Stock between the date hereof and the Maturity Date.

                4.2 Effect of Election to Convert. Election by the Holder to convert the Repayment Amount into Common Stock shall be effective only as to the conversion of all, but not less than all, of the total principal amount of the Note plus all interest and other amounts then outstanding. Such election shall be effected by the Holder delivering to the Company this Note together with a written statement electing such conversion. Such conversion shall be effective as of the date on which the Company receives such written statement.

                4.3 Mechanics of Conversion. Within two (2) business days after receiving the Holder's written election to convert and this Note, the Company shall issue and deliver to the Holder a certificate or certificates, registered in the name of Holder, for the number of full shares of Common Stock to which Holder is entitled bearing such restrictive legends as may be required by federal and state securities laws. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which the Holder shall have elected to such conversion. At the time of the issuance of the certificate for the shares of Common Stock, the rights of the Holder of the Note as such Holder shall cease, and the Holder shall be deemed to have become the holder or holders of record of the shares of Common Stock received upon conversion.

                4.4 Taxes on Conversion. The issue of stock certificates on conversion of this Note shall be made without charge to the Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of the Holder of this Note, and the Company shall not be required to issue or deliver any certificate in respect of such Common Stock unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                4.5 No Rights as Stockholder. Prior to the conversion of the Note, the Holder shall not be entitled to any right as a stockholder, including without limitation the right to



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        vote or to receive dividends or other distribution, and shall not be entitled to receive any notice of any proceeding of the Company, except as provided herein.

        5. Adjustments. If at any time after this Note is executed, the Company
(i) declares a dividend or makes a distribution on the outstanding shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) effects a capital reorganization, reclassification, or change in the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or (v) otherwise changes into the same or different number of shares of any class or classes of stock, the Common Stock issuable upon the conversion of this Note, the conversion price per share in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification reorganization, other similar changes in the capitalization of the Company shall be proportionately adjusted so that the Holder of this Note after such time shall be entitled to receive the aggregate number of shares of Common Stock which the Holder would have owned or been entitled to receive had this Debenture been converted immediately prior to such record date or effective date and the resulting Common Stock had been subject to such dividend, distribution, subdivision, combination or reclassification or reorganization. Such adjustment shall be made successively whenever any event specified above shall occur. No adjustments in respect of interest or dividends, other than a stock dividend, will be made upon conversion, but a payment in cash will be made by the Company in lieu of the issuance of any such fractional shares.

        6. Registration Rights. If the Company shall file a registration statement with the Securities and Exchange Commission to register shares of its Common Stock, excluding an S-8 or S-4 registration statement, the Company agrees to register the shares of Common Stock issuable from the conversion of this Note, subject to any underwriter's cutback or limitation in connection therewith.

        7. Representations and Warranties.

                7.1 Representations and Warranties. The Maker represents and warrants to the Holder that:

                        (a) The Maker (i) is a corporation duly organized and
                validly existing under the laws of Delaware; and (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted;

                        (b) There are no legal or arbitrary proceedings, or any
                proceedings by or before any governmental or regulatory authority or agency now pending, or (to the knowledge of the Maker) threatened against the Maker, which, if adversely determined, could have a material advise effect on the financial condition, operations or business of the Maker taken as a whole;



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                        (c) The execution and delivery of this Note, or the
                Security Agreement, or the Warrant, the consummation of the transactions herein contemplated, or the compliance with the terms and provisions hereof will not conflict with, or result in a breach of, or require any consent under the Articles of Incorporation or By-Laws of the Maker, or any applicable law or regulation, or any agreement or instrument to which the Maker is a party, or by which it is bound, or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Maker, pursuant to the terms of any such agreement or instrument.

                        (d) The Maker has all necessary corporate power and
                authority to execute, deliver and perform its obligations under this Note, the Warrant and the Security Agreement to which it is a party; the execution, delivery and performance by the Maker of the Note, the Security Agreement and the Warrant to which it is a party, has been duly authorized by all necessary corporate action on its party; and this Note has been duly and validly executed and delivered by the Maker and constitutes, and the Security Agreement and the Warrant to which the Maker is a party when executed and delivered, will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms.

                7.2 Covenants. The Maker covenants and agrees with the Holder that so long as any amount remains unpaid on this Note, the Company shall deliver to the Holder the following:

                        (a) As soon as available, and in any event within
                fifteen (15) days after the end of each month, statements of income, retained earnings and cash flow of the Maker for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet of the Maker as of the end of such period.


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        8. Default.

                8.1 Any one of the following occurrences shall constitute an "Event of Default" under this Note:

                        (a) The failure of Maker to make any payment of
                principal or accrued interest upon this Note when the same becomes due and payable in accordance with the terms hereof without further notice or passage of time; provided however, that Maker shall have thirty (30) days to cure such default.

                        (b) The entry of a decree or order for relief by a court
                having jurisdiction in the premises in respect of the Maker in any involuntary case or proceedings under the Federal bankruptcy law, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs; or

                        (c) The commencement by the Maker of a voluntary case or
                proceeding under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the taking of corporation action by the Maker in furtherance of any of the foregoing.

                8.2 Upon the happening of any Event of Default, (i) the entire principal and any unpaid accrued interest shall become due immediately and payable in full in cash with interest accruing thereon until paid in full, and (ii) Holder shall have and may exercise any and all rights and remedies available hereunder, at law and in equity.

                8.3 The remedies of Holder, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. Any act, omission or commission of Holder, including, specifically, any failure to exercise any right, remedy or recourse, shall be released and be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.


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        9. Attorneys' Fees. If one or more Events of Default shall occur (or any act which with notice or passage of time or both would constitute an Event of Default) under this Note, Maker promises to pay all collection costs, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind incurred by Holder in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

        10. Notices. All payments and any notice required or permitted to be served hereunder shall be in writing and shall be delivered personally, or by express, overnight or courier service, by regular or certified mail, or by facsimile transmission (with a confirming copy sent by U.S. Mail, registered or certified, return receipt requested) addressed as follows, or to such other address as any party hereto may for itself designate by written notice in accordance herewith:

        TO MAKER:          SPORTSNUTS.COM
                           10421 South 400 West, Suite 550
                           South Jordan, Utah 84095
                           Attn: Kenneth Forrest
                           Facsimile No.: 801-816-2599

        TO HOLDER:         GEORGE NAPIER
                           12791 Normandy Lane
                           Los Altos Hills, California 94022
                           Facsimile No.: 650-559-9993

Notice shall be deemed properly given on the date received or postmarked, whichever is earlier.

        11. Transfer. Provided that Maker's written consent is not provided (which consent shall not be unreasonably withheld), this Note may not be sold, pledged, hypothecated, or transferred in any manner, and is a non-negotiable instrument having no value whatsoever except to the Holder while the Note bears a principal balance outstanding.

        12. Waiver. Maker, for itself, its successors, transferees and assigns and all guarantors, endorsers and signers, hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any liable party, the release of any security for the debt, the taking of any additional security and any other indulgence or forbearance, and is and shall be directly and primarily, liable for the amount of all sums owing and to be owed hereon, and agrees that this Note and any or all payments coming due hereunder may be extended or renewed from time to time by mutual consent without in any way affecting or diminishing Maker's liability hereunder.



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        13. Illegality and Severability. In no event shall the amount paid or agreed to be paid hereunder (including all interest and the aggregate of any other amounts taken, reserved or charged pursuant to this Note which under applicable law is deemed to constitute interest on the indebtedness evidenced by this Note) exceed the highest lawful rate permissible under applicable law; and if under any circumstances whatsoever, fulfillment of any provision of this Note at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Holder should receive as interest an amount which would exceed the highest lawful rate allowable under law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under this Note and not to the payment of interest, or if such excess interest exceeds the unpaid balance of principal, the excess shall be refunded to Maker. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remaining provisions of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

        14. Governing Law. This Note shall be governed by and construed under the laws of the State of Utah without regard to the conflict of laws provisions.

        15. Venue and Jurisdiction. Any action or proceeding arising out of or relating to this Note shall be brought in the federal or state courts in the State of Utah, and Maker and Holder each consent to the jurisdiction of said courts.

        IN WITNESS WHEREOF, the parties have executed this Note as of the date first above written.

                                     "Maker"

                                     SPORTSNUTS.COM INTERNATIONAL, INC.


                                     By /s/ Kenneth Denos
                                     ----------------------------------
                                        Kenneth Denos
                                        Executive Vice President

                                     SPORTSNUTS.COM, INC.


                                     By /s/ Kenneth Denos
                                     ----------------------------------
                                        Kenneth Denos
                                        Executive Vice President


                                     "Holder"



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                                        /s/ George Napier
                                     ----------------------------------
                                        GEORGE NAPIER



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Exhibit 10.3 Exhibit A to Napier Convertible Promissory Note

                               SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this "Agreement") is made as of this 10th day of March, 2000, among George Napier ("Secured Party"), and SportsNuts.com International, Inc., a Delaware corporation, and SportsNuts.com, Inc., a Delaware corporation (collectively, the "Debtor").

        1. Security Interest. Debtor hereby grants to Secured Party a security interest ("Security Interest") in the equipment listed in Exhibit A attached hereto, including any contract rights, leases or leasehold interests (as such terms are defined by the Utah Uniform Commercial Code (the "Uniform Commercial Code") in which the Debtor, both individually and collectively, now has or hereafter acquires an interest and the proceeds therefrom relating to the Debtor's business ("Collateral"). The Security Interest shall secure the payment and performance of Debtor's Convertible Promissory Note of even date herewith in the original principal amount of Twenty Thousand Dollars ($20,000.00 ) (the "Note"), together with interest as accrued thereon.

        2. Financing Statements and Other Action. Debtor agrees to comply with Secured Party's reasonable requests to protect the Security Interest or to otherwise carry out the provisions of this Agreement including, but not limited to, the execution of financing, continuation, amendment and termination statements. The Debtor shall execute the financing statement in the form attached hereto as Exhibit "B" concurrently with the execution hereof.

        3. Encumbrances. Debtor warrants that Debtor has title to the Collateral and that there are no other claims, liens, security interests or other encumbrances against the Collateral with the exception of the following:

                (a) a Sixty Five Thousand One Hundred Forty-seven Dollars and fifty-six cents ($65,147.56) purchase money security interest in the Collateral in favor of Aroma Computers, Contract Furniture Gallery, Micron Computers and IKON Office Solutions;

                (b) a Convertible Promissory Note in the amount of Four Hundred Fifty Thousand Dollars ($450,000.00) dated February 1, 2000 secured by a security interest in the Collateral in favor of Gardner Management Profit Sharing Plan and Trust (the "Gardner Note"), with repayment terms requiring that payments made on the Secured Party's Note be made in pari passu with the Gardner Note.

                (c) a Convertible Promissory Note in the amount of Twenty Thousand Dollars ($20,000.00) dated February 4, 2000 secured by a security interest in the Collateral in favor of Moore, Clayton & Co.




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               Debtor covenants to notify Secured Party of any claim, lien, security interest or other encumbrance made against the Collateral and shall defend the Collateral against any claim, lien, security interest or other encumbrance adverse to Secured Party.

        4. Maintenance of Collateral. Debtor shall preserve the Collateral for the benefit of Secured Party. Without limiting the generality of the foregoing, Debtor shall: (i) make all repairs, replacements, additions and improvements necessary to maintain equipment in good working order and condition; (ii) maintain any inventory sufficient, in Debtor's opinion, to meet the needs of its business; (iii) take commercially reasonable steps to collect all accounts; and
(iv) pay all taxes, assessments, or other charges on the Collateral when due. Debtor may not sell, lease, assign, sublease or otherwise dispose of any item of the Collateral without the prior written consent of Secured Party, which consent shall not be unreasonably withheld. Debtor shall not use the Collateral in violation of any law.

        5. Inspection and Information . Debtor covenants to keep accurate and complete records listing and describing the Collateral. When reasonably requested by Secured Party, Debtor shall give Secured Party a certificate on a form to be supplied by Secured Party listing and describing the Collateral and setting forth the amounts of the accounts and the face value of any instruments. Secured Party shall have the right upon reasonable notice and at reasonable times during business hours to inspect the Collateral and to audit and make copies of any records or other writings which relate to the Collateral or the general financial condition of Debtor. All records and information furnished by Debtor to Secured Party pursuant to this Agreement shall constitute confidential information and shall not be disclosed by Secured Party except to the extent expressly permitted by Debtor, except in the event of a default (as described herein), such information may be used as necessary in as is reasonably necessary for Secured Party to exercise its rights and remedies against Debtor, including in any action or proceeding instituted by Secured Party against Debtor.

        6. Fixtures. It is the intention of Debtor and Secured Party that none of the Collateral shall become fixtures except to the extent that Collateral presently constitutes fixtures.

        7. Default. While the Note is outstanding, any one or more of the following events shall be cause for Debtor's default:

                (a) Debtor fails to pay any amounts due under the Note.

                (b) Debtor fails to observe or perform any material covenant, warranty or agreement to be performed by Debtor under (i) this Agreement or (ii) under any other document executed by Debtor in connection with the Note; or

                (c) The failure of Debtor to make any payment of principal or accrued interest under the Note when the same becomes due and payable in accordance with the terms


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        hereof without further notice of passage of time, provided however, that
        Debtor shall have thirty (30) days to cure such default; or

                (d) Debtor files a voluntary petition for bankruptcy, an involuntary petition in bankruptcy is filed against Debtor, a petition is filed seeking appointment of receiver or trustee, or Debtor is unable to pay its debts as they become due or defaults under any other obligation to which Debtor is a party.

        8. Rights on Default. In the event of a default under this Agreement and after a written notice from Secured Party after which Debtor has thirty (30) days to cure, Secured Party may:

                (a) At any time thereafter and at the election of Secured Party, all obligations of Secured Party shall be terminated and Secured Party may, without presentment, protest, demand or notice of any kind whatsoever, declare immediately due and payable any indebtedness of Debtor under the Note to Secured Party;

                (b) Exercise the rights and remedies accorded a secured party by the Uniform Commercial Code or by any document securing the Note and without limiting the generality of the foregoing and notwithstanding anything herein, Secured Party shall have full power to and it may (but shall not be obligated to);

                        (1) sell, assign or deliver and dispose of the whole or
                any part of the Collateral at public or private sale, either for cash or upon credit or for future delivery, upon such notice and in such manner as may be required by law;

                        (2) at any such sale or disposition, Secured Party may
                apply, in pari passu with the Gardner Note, the proceeds of such sale or disposition first (i) to the expense of disposition, sale or collection, including broker's commissions and reasonable attorney's fees (including those fees incurred in either a trial or appellate court or without suit), court costs and other legal expenses, and all other charges and expenses without limitation incurred by Secured Party in connection with such disposition or sale; (ii) to the indebtedness of Debtor to Secured Party under the Note and secured by this Agreement in such order as Secured Party may elect and with such priorities between them as Secured Party may elect (applying proceeds first to accrued interest, then to unpaid principal).

                        (3) In the event a deficiency remains, Debtor agrees to
                pay to Secured Party or its assigns, immediately to Secured Party in connection with the Note and without notice or demand, any such deficiency in Debtor's obligations. Any public or private sale may be held at any office of Secured Party, or at any other place designated by Secured Party.



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                (c) Perform any warranty, covenant or agreement which Debtor has failed to perform under this Agreement;

                (d) Take any other action which Secured Party deems reasonably necessary or reasonably desirable to protect the Collateral or the Security Interest.

        9. No Waiver. The rights, powers and remedies given to the Secured Party by this Agreement and associated documents and arrangements shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law. Any forbearance, failure to delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of any such right, power or remedy; and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

        10. Exercise of Rights. Secured Party may exercise its creditor's lien and rights of setoff with respect to the Indebtedness at any time, whether secured or unsecured, whether before or after default, and whether or not due, to payments of the indebtedness hereunder.

        11. Notices. Any notice under this Agreement shall be in writing and shall be deemed delivered if mailed, postage prepaid, to a party at the addresses specified in the Note or such other address as may be specified by notice given after the date hereof.

        12. Successors and Assigns. Debtor may not sell, transfer, assign or encumber any part of or all of the Collateral without the prior written consent of Secured Party which consent shall not unreasonably be withheld. In the event consent to assign the collateral is granted by the Secured Party, this Agreement shall inure to the benefit of and shall bind the heirs, executors, administrators, legal representatives, successors or assigns of the parties.

        13. Attorneys' Fees. Should any legal proceeding be commenced between the parties hereto concerning any provision of this Agreement, or rights and obligations of either in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum of attorneys' fees, to be fixed by the court in the same action.

        14. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements and negotiations with respect to such subject matter, and shall not be modified except in writing and signed by the Parties hereto.

        15. Governing Law. This Agreement shall be governed by any construed under the laws of the State of Utah, without regard to the conflicts of laws.



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        16. Venue and Jurisdiction. Any action or proceeding arising out of or relating to this Security Agreement shall be brought in the State of Utah and the Debtor and Secured Party each consent to the jurisdiction of said courts.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument.

                                    DEBTOR:

                                    SPORTSNUTS.COM INTERNATIONAL, INC.


                                    By /s/ Kenneth Denos
                                    --------------------------------------------
                                       Kenneth Denos, Executive Vice President


                                    SPORTSNUTS.COM, INC.

                                    By /s/ Kenneth Denos
                                    --------------------------------------------
                                       Kenneth Denos, Executive Vice President


                                    SECURED PARTY:


                                    /s/ George Napier
                                    --------------------------------------------
                                    GEORGE NAPIER


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

                                    EXHIBIT A

               EQUIPMENT LIST TO SECURITY AGREEMENT DATED MARCH 10, 2000 AMONG SPORTSNUTS.COM INTERNATIONAL, INC., SPORTSNUTS.COM, INC. AND GEORGE NAPIER, CONSISTING PRIMARILY OF COMPUTER HARDWARE, OFFICE FURNITURE, FURNISHINGS AND EQUIPMENT, AND MORE PARTICULARLY SET FORTH ON EXHIBIT A-1 ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.




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